As filed with the Securities and Exchange Commission on June 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TROVAGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	27-2004382
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11055 Flintkote Avenue

San Diego, CA 92121

(858) 952-7570

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Welch

Chief Executive Officer

Trovagene, Inc.

11055 Flintkote Avenue

San Diego, CA 92121

(858) 952-7570

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza, 39th Floor New York, New York 10112 Tel: (212) 653-8700 Fax: (212) 653-8701	Gregory Sichenzia, Esq. Marcelle Balcombe, Esq. Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas New York, New York 10036 Tel: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-224808

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Units consisting of:	$	$
(i) Common Stock, par value $0.0001 per share
(ii) Warrants to purchase Common Stock
Class B Units consisting of	$	$
(i) Series B Convertible Preferred Stock, par value $0.0001 per share
(ii) Warrants to purchase Common Stock
(iii) Common Stock issuable upon conversion of the Series B Convertible Preferred Stock
Common Stock issuable upon exercise of warrants
Total	$13,800,000	$1,718

(1)	Represents only the additional dollar amount of securities being registered and includes the additional dollar amount of securities that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-224808).
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Based on the public offering price per share.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional securities of Trovagene, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-224808) filed by the Registrant with the Securities and Exchange Commission, as amended, declared effective on June 7, 2018, including exhibits and power of attorney thereto, are incorporated by reference in this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP

23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-224808)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 7th day of June 2018.

TROVAGENE, INC.

By:	/s/ William Welch
William Welch
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ William Welch William Welch	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 7, 2018

* Thomas H. Adams	Chairman of the Board	June 7, 2018

* John P. Brancaccio	Director	June 7, 2018

* Gary S. Jacob	Director	June 7, 2018

* Stanley Tennant	Director	June 7, 2018

* Rodney S. Markin	Director	June 7, 2018

* Athena Countouriotis	Director	June 7, 2018

* By:	/s/ William Welch
Attorney-in-Fact